G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (fax)

January 9, 2001

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 9, 2001, on the Financial Statements of Mercado Industries, Inc. for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
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    G. Brad Beckstead

Nevada License #2701